SCHEDULE 14C INFORMATION
       Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934


Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                        HOLMES HERBS, INC.
 ---------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                        HOLMES HERBS, INC.
       8655 East Via De Ventura, Scottsdale, Arizona 85258


                   NOTICE OF ACTION TO BE TAKEN
                  WITHOUT A SHAREHOLDER MEETING

June 19, 2006

To the Shareholders of Holmes Herbs, Inc.:

The attached Information Statement is being delivered to you pursuant to Regulation 14C of the Securities Exchange Act of 1934 (the "Exchange Act").

Further, this Information Statement is circulated to advise the stockholders of action already approved by written consent of stockholders who collectively holds a majority of the voting power of our common stock and in accordance with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be effective until 20 days after the date this Information Statement is mailed to the stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

                WE ARE NOT ASKING YOU FOR A PROXY
           AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective twenty days after the mailing of this Information Statement is as follows:


       1. The approval of a stock split of the Company's common stock whereby each one (1) share of the Company's common stock ($0.001 par value) issued and outstanding as of January 26, 2006 is to be converted into three (3) new shares of the Company's common stock;

       2.  The Company's name to be changed to Holmes Biopharma, Inc., and

       3. The Company's authorized share capital be increased from 50,000,000 shares of common stock to 100,000,000 shares of common stock.

I encourage you to read the Information Statement thoroughly, but you need not take any action at this time. No vote will take place because all required stockholder approvals have been obtained.

Thank you for your continued interest in and support of Holmes Herbs, Inc.

Sincerely,



/s/ John F. Metcalfe
-------------------------------
John F. Metcalfe, President



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


                        HOLMES HERBS, INC.
       8655 East Via De Ventura, Scottsdale, Arizona 85258
                      Telephone 480-678-4473

------------------------------------------------------------------------------

                      INFORMATION STATEMENT


                WE ARE NOT ASKING YOU FOR A PROXY
           AND YOU ARE REQUESTED NOT TO SEND US A PROXY


THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
     STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER
                        DESCRIBED HEREIN.

------------------------------------------------------------------------------

This Summary does not contain all the information that is important to you.

On January 20, 2006, the holders of approximately 84.4% of the voting power of the 11,887,480 then outstanding shares of Holmes Herbs Inc.'s, a Nevada corporation (the "Company"), common stock (par value $0.0001) voted to approve:

      1) the name of the Company be changed to Holmes Biopharma, Inc.;

      2) the Company's common stock be split, whereby each one (1) share of common stock that was issued and outstanding as of the record date is to be converted into three (3) shares of common stock on the effective date (the "Stock Split"); and

      3) the authorized share capital of the Company be increased from 50,000,000 shares of common stock to 100,000,000 shares of common stock.

To more fully understand these matters affecting the Company, you should carefully read the entire Information Statement, which the Company anticipates will be mailed to stockholders on or about June 26, 2006.

THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US OR BY ANY OTHER PERSON.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act, the Company files reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the "Commission"). You may inspect and copy the reports, proxy statements, and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Public Reference Room, 100 F Street N.E. Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's web site at http://www.sec.gov.


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


                             SUMMARY

The following is a summary of certain information contained in this Information Statement. Unless otherwise defined, capitalized terms used in this Summary have the meanings ascribed to them elsewhere in this Information Statement. You are urged to read this Information Statement in its entirety.

THE STOCKHOLDER CONSENT     STOCKHOLDER VOTES WILL NOT BE SOLICITED.  The
                            Nevada Revised Statutes allow the Company to take the following actions as authorized by a resolution adopted by the holders of the majority of our outstanding stock entitled to vote thereon.
                            A consent signed by a majority of the Company's shareholders on January 20, 2006 were as follows:
                            approve the Stock Split of the Company's common stock so that upon effectuation of the split, three (3) new Shares of the Company's common stock will be issued for each one (1) share of the Company's common stock then currently issued and outstanding; that the Company's name be changed to Holmes Biopharma Inc.; and that the authorized share capital of the Company be increased from 50,000,000 shares of common stock to 100,000,000 shares of common stock. The above resolutions were duly adopted by the holders of the majority of our outstanding stock entitled to vote thereon, namely, Rockridge Capital Corp., that owns common stock giving it the voting power of 10,000,000 pre-split shares which represented approximately
                            84.1% of the Company's common stock. No vote of any other stockholder is necessary and stockholder votes are not being solicited.


THE COMPANY                 Holmes Herbs, Inc. is incorporated in the State of
                            Nevada and is in the business of distributing herbal products and is developing a clinical drug research business. The Company has no plans of becoming a private company and there are no plans to "take the Company private". As of the date of this Information Statement, the Company has no commitment, arrangement or intention to merge or acquire any other business opportunity.


CHANGE OF COMPANY NAME      The change of the Company name from Holmes Herbs,
                            Inc. to Holmes Biopharma, Inc. will more accurately reflect the Company's new business operations in the clinical drug research industry.


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


STOCK SPLIT OF THE          As of the date of this Information Statement the
COMPANY'S COMMON STOCK      Company had 13,427,544 shares of the Company's
                            common stock outstanding. There are no preferred shares, warrants or rights outstanding.

                            Under the terms of the Stock Split, the Company will issue three (3) new shares of the Company's common stock for each one (1) share of the Company's common stock held. The impact on existing shareholders is expected to be neutral, as they will receive more shares trading at a correspondingly lower trading range.
                            The Stock Split, as approved by a majority of the shareholders of the Company, will likely impact the Company in several respects. First, the number of common stock outstanding may be increased from 13,427,544 to approximately 40,282,632. Please note that the post-split numbers may vary depending on the final issued and outstanding shares on the effective date of the Stock Split. Second, the Company believes that the Stock Split of the common stock will result in a lower trading range for the common stock and that the lower trading range will make it easier to complete additional equity financing.


INCREASE OF AUTHORIZED      The increase of our authorized common stock from
COMMON STOCK                50,000,000 to 100,000,000, as approved by a
                            majority of shareholders of the Company, will accommodate the Stock Split of the common and provide common stock for future equity financings.


                     THE STOCKHOLDER CONSENT

Nevada Revised Statutes permit the holders of a majority of the shares of a the Company's outstanding voting stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the Company's shareholders. Rockridge Capital Corp. owned common shares giving them the voting power of 10,000,000 pre-split shares of the Company's common stock which represented approximately 84.4% of the voting power of the Company's common stock and it approved the Stock Split of the Company's common stock on January 20, 2006. Accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

Security Ownership of Management and Certain Beneficial Owners

The following table lists as of January 20, 2006, the beneficial ownership of the Company's common stock by each person known by the Company to beneficially own more than 5% of the Company's common stock outstanding and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.




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








                  Name And Address Of
Title of Class    Beneficial Owner              Quantity      Percent Of Class
------------------------------------------------------------------------------
Common Stock      John F. Metcalfe                 34,000         .3%
                  242-1411a Carling Ave
                  Ottawa, Ontario K1Z 1A7

Common Stock      Rockridge Capital Corp.      10,000,000       84.1%
                  1 Bein Antonskraiz,
                  Bridel 8116
                  Luxembourg
------------------------------------------------------------------------------
  Total                                        10,034,000       84.4%


All of the amounts shown are computed before giving effect to the Stock Split of the Company's common stock approved by a majority of the Company's shareholders on January 20, 2006.
Interest of Certain Persons In or Opposition to Matters to be Acted Upon

The Company is not aware of any officer or director who has or will oppose the Stock Split or any other persons who have expressed, in writing, any opposition to the Stock Split.

Proposals by Security Holders

The Company's Board of Directors does not know of any matters that are to be presented to the stockholders for their approval and consent pursuant to the written consent of stockholders other than those referred to in this Information Statement.

Delivery of Documents to Security Holders Sharing an Address

One (1) Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement. In the event a stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (480) 678-4473 or by mail to the Company's mailing address at 8655 East Via De Ventura, Scottsdale, Arizona 85258.


By Order of the Board of Directors,



_/s/ John F. Metcalfe
---------------------------------------
John F. Metcalfe, President & Director
June 19, 2006


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